UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 22, 2005

Digital Angel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

	490 Villaume Avenue, South St. Paul, Minnesota	55075
	(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (651) 455-1621

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2005, Digital Angel Corporation (the “Company”) engaged James G. Naro, 51, as Vice President, General Counsel and Secretary. Under the terms of his employment, Mr. Naro will receive a base salary of $160,000 per year, an annual bonus calculated in the same manner as other executive officers of the Company and a ten-year option to purchase 200,000 shares of the Company’s common stock initially exercisable at $4.64 per share. The option will vest over a three year period. Mr. Naro will also be entitled to participate in any of the Company’s benefit plans or programs as are from time to time available to officers of the Company.

The Company issued a press release announcing the appointment on March 21, 2005. The press release is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibits are being field with this Current Report on Form 8-K and are hereby incorporated herein by reference:

99.1                           Press release issued by Digital Angel Corporation on March 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

Date: March 22, 2005.
	By	/s/ James P. Santelli
James P. Santelli
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Digital Angel Corporation on March 21, 2005